                                                                    Exhibit 99.4

                                TRUST AGREEMENT


                                    BETWEEN


                        VOLKSWAGEN DEALER FINANCE, LLC
                                  TRANSFEROR


                                      AND


                             THE BANK OF NEW YORK

                                 OWNER TRUSTEE



                           DATED AS AUGUST [ ], 2000

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                               TABLE OF CONTENTS

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
ARTICLE I
     DEFINITIONS AND INCORPORATION BY REFERENCE ..................................................................          1
      SECTION 1.1    Definitions..................................................................................          1

ARTICLE II
     ORGANIZATION.................................................................................................          1
      SECTION 2.1    Name.........................................................................................          1
      SECTION 2.2    Office.......................................................................................          1
      SECTION 2.3    Purposes and Powers..........................................................................          1
      SECTION 2.4    Appointment of Owner Trustee.................................................................          2
      SECTION 2.5    Initial Capital Contribution of Owner Trust Estate...........................................          2
      SECTION 2.6    Declaration of Trust.........................................................................          2
      SECTION 2.8    Title to Trust Property......................................................................          3
      SECTION 2.9    Situs of Trust...............................................................................          3
      SECTION 2.10   Representations and Warranties of the Transferor.............................................          3
      SECTION 2.11   Federal Income Tax Allocation: Tax Treatment.................................................          4

ARTICLE III
     RESIDUAL INTEREST...........................................................................................           5
      SECTION 3.1    Ownership...................................................................................           5
      SECTION 3.2    Maintenance of Office or Agency.............................................................           5
      SECTION 3.3    ............................................................................................           5

ARTICLE IV
     ACTIONS BY OWNER TRUSTEE....................................................................................           6
      SECTION 4.1    Prior Notice to Residual Interestholder with Respect to Certain Matters.....................           6
      SECTION 4.2    Action by Residual Interestholder with Respect to Certain Matters...........................           6
      SECTION 4.3    Action by Residual Interestholder with Respect to Bankruptcy................................           7
      SECTION 4.4    Restrictions on Residual Interestholder.....................................................

ARTICLE V
     APPLICATION OF TRUST FUNDS; CERTAIN DUTIES..................................................................           7
      SECTION 5.1    Establishment of Residual Interest Distribution Account.....................................           7
      SECTION 5.2    Application of Trust Funds..................................................................           8
      SECTION 5.3    Method of Payment...........................................................................           9

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
            SECTION 5.4    Accounting and Reports to the Residual Interestholder, the Internal Revenue
                           Service and Others.........................................................................           9
            SECTION 5.5    Signature on Returns; Tax Matters Partner..................................................           9

ARTICLE VI THE OWNER TRUSTEE..........................................................................................          10
            SECTION 6.1    Duties of Owner Trustee....................................................................          10
            SECTION 6.2    Rights of Owner Trustee....................................................................          11
            SECTION 6.3    Acceptance of Trusts and Duties............................................................          11
            SECTION 6.4    Action upon Instruction by Residual Interestholder.........................................          12
            SECTION 6.5    Furnishing of Documents....................................................................          13
            SECTION 6.6    Representations and Warranties of Owner Trustee............................................          13
            SECTION 6.7    Reliance; Advice of Counsel................................................................          14
            SECTION 6.8    Owner Trustee May Own the Residual Interest and Notes......................................          14
            SECTION 6.9    Compensation and Indemnity.................................................................          15
            SECTION 6.10   Replacement of Owner Trustee...............................................................          15
            SECTION 6.11   Merger or Consolidation of Owner Trustee...................................................          16
            SECTION 6.12   Appointment of Co-Trustee or Separate Trustee..............................................          16
            SECTION 6.13   Eligibility Requirements for Owner Trustee.................................................          17

ARTICLE VII TERMINATION OF TRUST AGREEMENT............................................................................          18
            SECTION 7.1    Termination of Trust Agreement.............................................................          18

ARTICLE VIII AMENDMENTS...............................................................................................          18
            SECTION 8.1    Amendments Without Consent of Noteholders and Residual Interestholder......................          18
            SECTION 8.2    Amendments With Consent of Noteholders.....................................................          19
            SECTION 8.3    Form of Amendments.........................................................................          19

ARTICLE IX MISCELLANEOUS..............................................................................................          20
            SECTION 9.1    No Legal Title to Owner Trust Estate.......................................................          20
            SECTION 9.2    Limitations on Rights of Others............................................................          20
            SECTION 9.3    Notices....................................................................................          20
            SECTION 9.4    Severability of Provisions.................................................................          20
            SECTION 9.5    Counterparts...............................................................................          20
            SECTION 9.6    Successors and Assigns.....................................................................          20
            SECTION 9.7    No Petition Covenant.......................................................................          20
            SECTION 9.8    No Recourse................................................................................          21
            SECTION 9.9    Headings...................................................................................          21
            SECTION 9.10   Governing Law..............................................................................          21
            SECTION 9.11   Indemnification by and Reimbursement of the Servicer.......................................          21
            SECTION 9.12   Third-Party Beneficiaries..................................................................          21

          THIS TRUST AGREEMENT, dated as of August [ ], 2000, between VOLKSWAGEN DEALER FINANCE, LLC, a Delaware limited liability company, as Transferor (the "Transferor"), and THE BANK OF NEW YORK, a New York banking corporation, as Owner Trustee (not in its individual capacity but solely as Owner Trustee, the "Owner Trustee").
 -------------

          In consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                  DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1  Definitions.  Certain capitalized terms used in this
                       -----------
Agreement shall have the respective meanings assigned to them in Part I of
                                                                 ------
Appendix A to the Trust Sale and Servicing Agreement dated as of July 1, 2000,
----------
among the Transferor, the Servicer and the Trust (the "Trust Sale and Servicing
                                                       ------------------------
Agreement"). All references herein to "the Agreement" or "this Agreement" are to
----------
the Trust Agreement as it may be amended and supplemented from time to time, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of Appendix A to the Trust Sale and
                             -------    ----------
Servicing Agreement shall be applicable to this Agreement.

                                  ARTICLE II
                                 ORGANIZATION

          SECTION 2.1 Name.  The Trust created hereby shall be known as
                      ----
Volkswagen Credit Auto Master Owner Trust in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

          SECTION 2.2 Office.  The office of the Trust shall be in care of the
                      ------
Owner Trustee at the Corporate Trust Office or at such other address in outside of New York as the Owner Trustee may designate by written notice to the Residual Interestholder and the Transferor.

          SECTION 2.3 Purposes and Powers.  The purpose of the Trust is, and
                       -------------------
the Trust shall have the power and authority, to engage in the following activities:

          (a) to acquire, manage and hold the Receivables to be transferred to the Trust from time to time pursuant to the Trust Sale and Servicing Agreement;

          (b) to issue and sell the Notes pursuant to the Indenture or to another indenture, note purchase agreement or similar agreement and to sell, transfer or exchange the Notes;

          (c) to acquire property and assets from the Transferor pursuant to the Trust Sale and Servicing Agreement, to make payments or distributions on the Notes to the Noteholders and with respect to the Residual Interest to the Residual Interestholder, to make withdrawals from the accounts established pursuant to the Basic Documents and to pay the organizational, start-up and transactional expenses of the Trust;

          (d) to establish, acquire, hold and terminate liquidity, credit and other enhancement arrangements, and perform its obligations thereunder;

          (e) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the terms of the Indenture and to hold, manage such Trust Estate and distribute funds to the Residual Interestholder pursuant to the terms of this Agreement and the Trust Sale and Servicing Agreement any portion of the Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

          (f) to enter into and perform its obligations and exercise its rights under the Basic Documents to which it is to be a party;

          (g) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (h) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Noteholders and the Residual Interestholder.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

          SECTION 2.4 Appointment of Owner Trustee.  The Transferor hereby
                       ----------------------------
appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

          SECTION 2.5 Initial Capital Contribution of Owner Trust Estate.
                       --------------------------------------------------
Pursuant to the Trust Sale and Servicing Agreement, on the date hereof, the Transferor will sell, assign, transfer, convey and set over to the Owner Trustee, the assets specified in the Trust Sale and Servicing Agreement. The Owner Trustee hereby acknowledges receipt in trust from the Transferor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate. The Transferor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

          SECTION 2.6 Declaration of Trust.  The Owner Trustee hereby declares
                       --------------------
that it shall hold the Owner Trust Estate in trust upon and subject to the conditions and obligations set forth herein and in the Trust Sale and Servicing Agreement for the use and benefit of the Residual Interestholder, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a trust under the common law of the State of New York, that this Agreement constitute the governing instrument of such trust.

          SECTION 2.7   Liability of the Residual Interestholder.  The Residual
                        ----------------------------------------
Interestholder shall not have any personal liability or obligation of the Trust.

          SECTION 2.8   Title to Trust Property.  Legal title to all the Owner
                         -----------------------
Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

          SECTION 2.9   Situs of Trust.  The Trust shall be located and
                        --------------
administered in the State of New York. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of
New York. The Trust shall not have any employees in any state other than the State of New York; provided, however, that nothing herein shall
                            --------  -------
restrict or prohibit the Owner Trustee from having employees within or without the State of New York. Payments shall be received by the Trust only in the State of New York, and payments and distributions shall be made by the Trust only from the State of New York. The only office of the Trust shall be the Corporate Trust Office in the State of New York.

          SECTION 2.10  Representations and Warranties of the Transferor.  The
                        ------------------------------------------------
Transferor hereby represents and warrants to the Owner Trustee and the Indenture Trustee that:

          (a) The Transferor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Receivables and all Collateral Security contemplated to be transferred to the Trust pursuant to the Trust Sale and Servicing Agreement.

          (b) The Transferor is duly qualified to do business and, where necessary is in good standing (or is exempt from such requirement), and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under the Basic Documents to which it is a party.

          (c) The Transferor has the power and authority to execute and deliver this Agreement, to carry out its terms and to consummate the transactions contemplated herein; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Transferor by all necessary limited liability company action.
          (d) The execution of this Agreement and the consummation of the transactions contemplated herein by the Transferor and the fulfillment of the terms of this Agreement by the

Transferor shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the limited liability company agreement of the Transferor, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to the Basic Documents), or violate any law or, to the best of the Transferor's knowledge, any order, rule or regulation applicable to the Transferor of any Governmental Authority having jurisdiction over the Transferor or any of its properties.

          SECTION 2.11  Federal Income Tax Allocations; Tax Treatment.
                        ---------------------------------------------

          (a) If the Residual Interest is held by more than one Person or the Trust is recharacterized as a separate entity the net income of the Trust for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated:

          (1) first, to the holder(s) of interests in the Residual Interest as of the close of business on the last day of such month, in proportion to their interests in the Residual Interest, any amounts of income payable in respect of the Residual Interest for such month; and

          (2) second, to the holder(s) of interests in the Residual Interest, and to other holders of interests in the Reserve Account, to the extent of any remaining net income, in accordance with their respective interest therein.

If the net income of the Trust for any month is insufficient for the allocations described in subclause (a)(1), subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in the preceding sentence. Net losses of the Trust, if any, for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Transferor or other holders of interests in the Reserve Account to the extent the Transferor or other holders of interests in the Reserve Account are reasonably expected to bear the economic burden of such net losses, and any remaining net losses shall be allocated to any other holder of an interest in the Residual Interest as of the close of business on the last day of such month in proportion to such Person's interest in the Residual Interest on such day. The Transferor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Transferor or other holders of interests in the Reserve Account, or as otherwise required by the Code.

          (b) All "excess nonrecourse liabilities" represented by all outstanding Notes issued by the Trust, as well as the deductions attributable thereto, shall be allocated one hundred percent to the Transferor in accordance with Treasury Regulations section 1.752-3(a)(3). Notwithstanding any other provision of this Agreement, if the Residual Interest is held solely by one

Person or the Trust has not been recharacterized as a separate entity, the application of clause (a) and this clause (b) shall be disregarded.

          (c) It is the intent of the parties hereto that, solely for purposes of federal income, state and local income, franchise and single business tax and any other taxes measured in whole or in part by income, until the Residual Interest is held by more than one Person or the Trust is recharacterized as a separate entity, the Trust will be disregarded as an entity separate from its beneficial owner and the Notes will be treated as debt. If the Residual Interest is held by more than one Person or the Trust is recharacterized as a separate entity, it is the intention of the parties hereto that, solely for purposes of federal income, state and local income, franchise and single business tax and any other taxes measured in whole or in part by income, the Trust shall be treated as a partnership and the [Residual Interestholder(s) and the Transferor] shall be treated as partners in that partnership with the assets of the partnership being the Receivables and other assets held by the Trust, and the Notes being debt of that partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes.

     SECTION 2.12 Effectiveness of Agreement. Notwithstanding anything to the contrary herein, this Agreement shall not become effective until after the date and time upon which the Securities and Exchange Commission shall declare the registration statement (registration number 333-34266) relating to the Volkswagen Credit Auto Master Owner Trust Floating Rate Dealer Loan Backed Notes, Series 2000-1, effective under the Securities Act and the rules and regulations promulgated thereunder.

                                  ARTICLE III
                               RESIDUAL INTEREST

     SECTION 3.1 Ownership. The Residual Interest shall represent an undivided
                 ---------
ownership interest in the Trust. The Transferor shall be the only holder of the Residual Interest. The Residual Interest shall not be certificated, shall not have a principal balance and shall not bear interest. The Transferor shall not sell, assign, pledge or otherwise transfer the Residual Interest. Any amendment to this Agreement which would change the foregoing shall be subject to the condition that the Transferor shall retain at least 1/10th of 1% of the Residual Interest.

     SECTION 3.2 Maintenance of Office or Agency. The Owner Trustee shall
                 -------------------------------
maintain an office or offices or agency or agencies in New York where notices and demands to or upon the Owner Trustee in respect of the Residual Interest and the Basic Documents may be served. The Owner Trustee initially designates the Corporate Trust Office of the Owner Trustee as its office for such purposes. The Owner Trustee shall give prompt written notice to the Transferor, the Servicer and the Indenture Trustee of any change in the location of any such office or agency.

     SECTION 3.3 Appointment of Paying Agent.  The Owner Trustee may appoint a
                 ---------------------------
Paying Agent. If so appointed, such Paying Agent shall make distributions to Residual Interestholder from the Residual Interest Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner
   -----------
Trustee and the Servicer; provided that no such reports shall be required so long as the Transferor is the sole Residual Interestholder. For so long as the Indenture is in effect, notwithstanding anything in this Agreement to the contrary, all amounts to be distributed to the Residual Interestholder or the Residual Interest Distribution Account shall be distributed by the Indenture Trustee as required by the Series Supplement. Any Paying Agent shall have the revocable power to withdraw funds from the Residual Interest Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove any Paying Agent appointed by it. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee, whereupon the Owner Trustee may appoint a successor to act as the Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent shall hold all sums, if any, held by it for distribution to the Residual Interestholder in trust for the benefit of the Residual Interestholder until such sum shall be paid to the Residual Interestholder. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon the removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 6.3, 6.6, 6.7 and 6.9 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                                  ARTICLE IV
                           ACTIONS BY OWNER TRUSTEE

          SECTION 4.1 Prior Notice to Residual Interestholder with Respect to
                      -------------------------------------------------------
Certain Matters.  The Owner Trustee shall not take action with respect to the
---------------
following matters, unless (i) the Owner Trustee shall have notified the Residual Interestholder in writing of the proposed action at least 30 days before the taking of such action, and (ii) the Residual Interestholder shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Residual Interestholder has withheld consent or provided alternative direction:

          (a) the initiation of any claim or lawsuit by the Trust (other than an action to collect on a Receivable or an action by the Indenture Trustee pursuant to the Indenture) and the compromise of any action, claim or lawsuit brought by or against the Trust (other than an action to collect on a Receivable or an action by the Indenture Trustee pursuant to the Indenture);

          (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

          (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Residual Interestholder;

          (d) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Residual Interestholder; or

          (e) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture or this Agreement, as applicable.

          SECTION 4.2 Action by Residual Interestholder with Respect to Certain
                      ---------------------------------------------------------
Matters.  The Owner Trustee shall not have the power, except upon the written
-------
direction of the Residual Interestholder, as described in the last sentence of this Section 4.2, to (a) remove the Administrator under the Administration
     -----------
Agreement pursuant to Section 10 thereof, (b) appoint a successor Administrator
                      ----------
pursuant to Section 10 of the Administration Agreement, (c) remove the Servicer
            ----------
under the Trust Sale and Servicing Agreement pursuant to Section 7.2 thereof or
                                                         -----------
(d) except as expressly provided in the Basic Documents, sell the Receivables transferred to the Trust pursuant to the Trust Sale and Servicing Agreement or any interest therein after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon the affirmative vote of, or a written consent signed by, the holders of a majority of the Voting Interests upon at least 30 days prior notice thereof.

          SECTION 4.3 Action by Residual Interestholder with Respect to
                      -------------------------------------------------
Bankruptcy.  The Owner Trustee shall not have the power to commence a voluntary
----------
proceeding in bankruptcy relating to the Trust without the prior approval of the Residual Interestholder and the delivery to the Owner Trustee by the Residual Interestholder of a certificate certifying that such Residual Interestholder reasonably believes that the Trust is insolvent. The Transferor agrees that it, at any time that it is the Residual Interestholder, shall not approve or be deemed to have approved the commencement of a voluntary proceeding in bankruptcy relating to the Trust for purposes of this Section 4.3 unless such commencement
                                           -----------
is approved by the affirmative vote of all of the members of the Transferor's board of directors.

          SECTION 4.4 Restrictions on Residual Interestholder's Power.  The
                      -----------------------------------------------
Residual Interestholder shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3, nor shall the Owner Trustee
                                        -----------
be obligated to follow any such direction, if given.

                                   ARTICLE V
                  APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

          SECTION 5.1  Establishment of Residual Interest Distribution Account.
                       -------------------------------------------------------

          (a) The Servicer, for the benefit of the Residual Interestholder, shall cause to be established and maintained in the name of the Owner Trustee an Eligible Deposit Account known as the Volkswagen Credit Auto Master Owner Trust Residual Interest Distribution Account (the "Residual Interest Distribution
                                             ------------------------------
Account"), bearing an additional designation clearly indicating that the funds
-------
deposited therein are held for the benefit of the Residual Interestholder. The Residual Interest Distribution Account shall initially be established with the Owner Trustee.

          (b) The Owner Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Residual Interest Distribution Account and in all proceeds thereof for the benefit of the Residual Interestholder. Except as otherwise provided herein or in the Trust Sale and Servicing Agreement, the Residual Interest Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Residual Interestholder. If, at any time, any Residual Interest Distribution Account ceases to be an Eligible Deposit Account, the Servicer, within 10 days of determining that such Residual Interest Distribution Account is no longer an Eligible Deposit Account, shall establish a substitute Eligible Deposit Account as such Residual Interest Distribution Account, instruct the Owner Trustee in writing to transfer any cash and/or any Eligible Investments to such new Residual Interest Distribution Account and, from the date any such substitute account is established, such account shall be the Residual Interest Distribution Account.

          All Eligible Investments shall be held by the Owner Trustee as applicable, for the benefit of the Residual Interestholder. Funds on deposit in the Residual Interest Distribution Account shall at the written direction of the Servicer be invested by the Owner Trustee, solely in Eligible Investments that will mature so that such funds will be available at the close of business on the next Business Day. All interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Residual Interest Distribution Account shall be credited to the Residual Interest Distribution Account when received. In the absence of timely and specific written investment direction from the Servicer, the Owner Trustee shall invest any cash held by it in Eligible Investments specified in clause (h) of the definition thereof. In no event shall the Owner Trustee be liable for the selection of investments or for investment losses incurred thereon. The Owner Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer to provide timely written investment direction.


          SECTION 5.2  Application of Trust Funds.
                       --------------------------

          (a) On each Payment Date, the Owner Trustee shall distribute to the Residual Interestholder the amounts deposited in the Residual Interest Distribution Account as set forth in the applicable Series Supplement. Notwithstanding the foregoing or anything else to the contrary in this Agreement or the other Basic Documents, so long as Transferor is the Residual Interestholder, (i) no Residual Interestholder Distribution Account shall be required to be established or maintained and (ii) all distributions and payments on the Residual Interest required hereunder or under the Indenture or the applicable Series Supplement shall be made directly to the Transferor by the Owner Trustee (whether or not the Indenture or the applicable Series Supplement otherwise contemplates deposit into the Residual Interest Distribution Account) and the Indenture Trustee and the Owner Trustee shall have no duty or liability to see to such distribution.

          (b) On each Payment Date, the Owner Trustee shall send to the Residual Interestholder the statement provided to the Owner Trustee by the Servicer pursuant to Section 3.4 of the Trust Sale and Servicing Agreement on
                     -----------
such Payment Date.

          (c) If the Owner Trustee determines, whether as a result of advice from the Administrator or otherwise, that any withholding tax is imposed on the Trust's distribution (or allocations of income) to the Residual Interestholder, such tax shall reduce the amount otherwise distributable to the Residual Interestholder in accordance with this Section 5.2; provided that the Owner
                                       -----------  --------
Trustee shall not have an obligation to withhold any such amount so long as the Transferor is the Residual Interestholder. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Residual Interestholder sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee (without any obligation to do so) from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to the Residual Interestholder shall be treated as cash distributed to such Residual Interestholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Residual Interestholder), the Owner Trustee may in its sole discretion (but shall not be required to) withhold such amounts in accordance with this Section 5.2(c). If the Residual Interestholder wishes to
                     --------------
apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Residual Interestholder in making such claim so long as such Residual Interestholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

          SECTION 5.3  Method of Payment.  Distributions required to be made to
                       -----------------
the Residual Interestholder on any Payment Date shall be made to the Residual Interestholder either by wire transfer, in immediately available funds, to the account of such Residual Interestholder at a bank or other entity having appropriate facilities therefor, if the Residual Interestholder shall have provided to the Owner Trustee appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to the Residual Interestholder at the address of the Residual Interestholder determined in accordance with Section 9.3.
                   -----------

          SECTION 5.4  Accounting and Reports to the Residual Interestholder,
                       ------------------------------------------------------
the Internal Revenue Service and Others.  The Owner Trustee shall (a) maintain
---------------------------------------
(or cause to be maintained) the books of the Trust on a calendar year basis on the cash method of accounting, (b) deliver to the Residual Interestholder, as may be required by the Code and applicable Treasury Regulations or otherwise, such information as may be required to enable the Residual Interestholder to prepare its federal income tax return, (c) file such tax returns relating to the Trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as, for so long as the Transferor is the Residual Interestholder, a division or branch of the Transferor and, if not, as determined by the Transferor for federal income tax purposes, in all such cases on forms prepared by the Administrator, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax required to be withheld by the Owner Trustee in accordance with Section 5.2(c) with respect to income or
                           --------------
distributions to the Residual Interestholder.

          SECTION 5.5  Signature on Returns; Tax Matters Partner.  Subject to
                       -----------------------------------------
Section 2.11, the Owner Trustee shall sign on behalf of the Trust any and all
------------
tax returns of the Trust that are
prepared and delivered to it for execution by the Administrator, unless applicable law requires a Residual Interestholder to sign such documents, in which case such documents shall be signed by the Transferor. The Transferor shall be the "tax matters partner" of the Trust pursuant to the Code.


                                  ARTICLE VI
                               THE OWNER TRUSTEE

          SECTION 6.1 Duties of Owner Trustee.
                      -----------------------

          (a) The Owner Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement and the other Basic Documents, including the administration of the Trust in the interest of the Residual Interestholder, subject to the Basic Documents and in accordance with the provisions of this Agreement. No implied covenants or obligations shall be read into this Agreement.

          (b) Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

          (c) The Owner Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Owner Trustee shall not be bound to make any investigation into any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document.

          (d) The Owner Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

              (i)   this Section 6.1(d) shall not limit the effect of Section
                         --------------                               -------
     6.1(a) or (b);
     -------   ---

              (ii) the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Owner Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Owner Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.1, 4.2 or 6.4.
                                          -----------------------

          (e) Subject to Sections 5.1 and 5.2, monies received by the Owner
                         ------------     ---
Trustee hereunder need not be segregated in any manner except to the extent required by law or the Trust

Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

          (f) The Owner Trustee shall not take any action that (i) is inconsistent with the purposes of the Trust set forth in Section 2.3 or (ii)
                                                         -----------
would, to the actual knowledge of a Responsible Officer of the Owner Trustee, result in the Trust's becoming taxable as a corporation for federal income tax purposes.

          (g) The Residual Interestholder shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.1.
                                                      -----------

          SECTION 6.2 Rights of Owner Trustee.  The Owner Trustee is authorized
                      -----------------------
and directed to execute and deliver the Basic Documents and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in such form as the Transferor shall approve as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.

          SECTION 6.3 Acceptance of Trusts and Duties.  (a) Except as otherwise
                      -------------------------------
provided in this Article VI, in accepting the trusts hereby created, The Bank of
                 ----------
New York acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be liable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own negligent action, its own negligent failure to act or its own wilful misconduct or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.6 and expressly made by the
                                        -----------
Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

          (b) the Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable held by the Trust, or the perfection and priority of any security interest created by any such Receivable in any Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the distributions and payments to be made to Residual Interestholder under this Agreement or to Noteholders under the Indenture, including, without limitation: the existence and contents of any such Receivable on any computer or other record thereof; the validity of the assignment of any such Receivable to the Trust or of any intervening assignment; the completeness of any such Receivable; the performance or enforcement of any such Receivable; the compliance by the Transferor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee;

          (c) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Residual Interestholder;

          (d) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (e) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or any amounts payable with respect to the Residual Interest;

          (f) the Owner Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement or for the due execution hereof by the Transferor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, the Notes or of any Receivables held by the Trust or any related documents, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Residual Interestholder, other than as expressly provided for herein and in the Basic Documents;

          (g) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Indenture Trustee, the Transferor or the Servicer under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Trust Sale and Servicing Agreement; and

          (h) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Residual Interestholder, unless such Residual Interestholder have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or wilful misconduct in the performance of any such act.

          SECTION 6.4 Action upon Instruction by Residual Interestholder.
                      --------------------------------------------------

          (a) Subject to Section 4.4, the Residual Interestholder may by
                         -----------
written instruction direct the Owner Trustee in the management of the Trust.

          (b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

          (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement or the Basic Documents, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Residual Interestholder requesting instruction as to the course of action to be adopted, and, to the extent the Owner Trustee acts in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement or the Basic Documents, and as it shall deem to be in the best interests of the Residual Interestholder, and the Owner Trustee shall have no liability to any Person for any such action or inaction.

          SECTION 6.5 Furnishing of Documents.  The Owner Trustee shall furnish
                      -----------------------
(a) to the Residual Interestholder, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents and (b) to the Noteholders and the Residual Interestholder, promptly upon receipt of a written request therefor, copies of the Receivables Purchase Agreement, the Trust Sale and Servicing Agreement, the Administration Agreement, and this Agreement.

          SECTION 6.6 Representations and Warranties of Owner Trustee.  The
                      -----------------------------------------------
Owner Trustee hereby represents and warrants to the Transferor, for the benefit of the Residual Interestholder, that:

          (a) It is a banking corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

          (b) It has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. The eligibility requirements set forth in Section 6.13 are satisfied with respect to it.
                          ------------

          (c) The execution, delivery and performance by it of this Agreement
(i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Owner

Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Owner Trustee or any of its assets,
(ii) shall not violate any provision of the corporate charter or by-laws of the Owner Trustee and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Owner Trustee's performance or ability to perform its duties as Owner Trustee under this Agreement or on the transactions contemplated in this Agreement.

          (d) The execution, delivery and performance by the Owner Trustee of this Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any Governmental Authority regulating the banking and corporate trust activities of banks or trust companies in the jurisdiction in which the Trust was formed.

          (e) This Agreement has been duly executed and delivered by the Owner Trustee and constitutes the legal, valid and binding agreement of the Owner Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          SECTION 6.7  Reliance; Advice of Counsel.
                       ---------------------------

          (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely, without any inquiry or investigation into the factual matters addressed therein, on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee: (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Owner Trustee with reasonable care; and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any Basic Document.

          SECTION 6.8 Owner Trustee May Own the Residual Interest and Notes.
                       -----------------------------------------------------
The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Residual Interest or Notes and may deal with the Transferor, the Administrator, the Indenture Trustee and the Servicer in transactions in the same manner as it would have if it were not the Owner Trustee.

          SECTION 6.9 Compensation and Indemnity.  The Owner Trustee shall
                       --------------------------
receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Transferor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. The Servicer shall indemnify the Owner Trustee and its successors, assigns, agents and servants in accordance with the provisions of Section 6.4 of
                                                                  -----------
the Trust Sale and Servicing Agreement.  The indemnities contained in this
Section 6.9 shall survive the resignation or termination of the Owner Trustee or
-----------
the termination of this Agreement. Any amounts paid to the Owner Trustee pursuant to this Section 6.9 shall be deemed not to be a part of the Owner Trust
                 -----------
Estate immediately after such payment.

          SECTION 6.10  Replacement of Owner Trustee.
                         ----------------------------

          (a) The Owner Trustee may at any time give notice of its intent to resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator; provided that no such resignation shall become
                              --------
effective, and the Owner Trustee shall not resign, prior to the time set forth in Section 6.10(c). The Administrator may appoint a successor Owner Trustee by
   ---------------
delivering written instrument, in duplicate, to the resigning Owner Trustee and the successor Owner Trustee. If no successor Owner Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice, the resigning Owner Trustee giving such notice may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee. The Administrator shall remove the Owner Trustee if:

              (i) the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 6.13 and shall fail to resign after written
                            ------------
     request therefor by the Administrator;

              (ii)  the Owner Trustee shall be adjudged bankrupt or insolvent;

              (iii) a receiver or other public officer shall be appointed or take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

              (iv) the Owner Trustee shall otherwise be incapable of acting.

          (b) If the Owner Trustee resigns or is removed or if a vacancy exists in the office of Owner Trustee for any reason the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee) and shall pay all fees owed to the outgoing Owner Trustee.

          (c) Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 6.10
                                                                    ------------
shall not become effective, and no such resignation shall be deemed to have occurred, until a written acceptance of appointment is delivered by the successor Owner Trustee to the outgoing Owner Trustee and the Administrator, and all fees and expenses due to the outgoing Owner Trustee are paid. Any successor Owner Trustee appointed pursuant to this Section 6.10 shall be eligible to act
                                         ------------
in such capacity in accordance with Section 6.13 and, following compliance with
                                    ------------
the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

          (d) The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents, computer files and statements and monies held by it under this Agreement. The Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

          (e) Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 6.10, the Administrator shall mail notice of the
                 ------------
successor of such Owner Trustee to all Residual Interestholder, the Indenture Trustee, the Noteholders, the Agent and the Rating Agencies.

          SECTION 6.11  Merger or Consolidation of Owner Trustee.  Any Person
                         ----------------------------------------
into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to Section 6.13, and without the
                                          ------------
execution or filing of any instrument or any further act on the part of any of the parties hereto; provided, however, that the Owner Trustee shall mail notice
                    --------  -------
of such merger or consolidation to the Rating Agencies.

          SECTION 6.12  Appointment of Co-Trustee or Separate Trustee.
                         ---------------------------------------------

          (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Owner Trust Estate or any of the Dealers may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this
Section 6.12, such powers, duties, obligations, rights and trusts as the
------------
Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 6.13 and no notice of the appointment of any co-
                    ------------
trustee or separate trustee shall be required pursuant to Section 6.10.
                                                          ------------

          (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

              (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

              (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

              (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

          (d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 6.13  Eligibility Requirements for Owner Trustee.  The Owner
                        ------------------------------------------
Trustee shall at all times satisfy the requirements of Section 26(a)(1) of the Investment Company Act. The Owner Trustee shall at all times: (a) be authorized to exercise corporate trust powers; (b) have an aggregate capital, surplus and undivided profits of at least $50,000,000 and be subject to supervision or examination by federal or state authorities; and (c) have (or have a parent which has) a long-term unsecured debt rating of at least BBB- by Standard & Poor's and at least Baa3 by Moody's. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 6.13, the aggregate capital, surplus and undivided
                ------------
profits of such corporation shall be deemed to be its aggregate capital, surplus and undivided profits as set forth in its most recent report of condition so published. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 6.13, the Owner Trustee shall
                                       ------------
resign immediately in the manner and with the effect specified in Section 6.10.
                                                                  ------------


                                  ARTICLE VII
                        TERMINATION OF TRUST AGREEMENT

          SECTION 7.1  Termination of Trust Agreement.
                       ------------------------------

          (a)  This Agreement (other than Article VI) and the Trust shall
                                          ----------
terminate and be of no further force or effect on the date (the "Trust Termination Date") upon which occurs the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Transfer and Servicing Agreement and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of
    ---------
the Residual Interestholder shall not (x) operate to terminate this Agreement or the Trust or (y) entitle the Residual Interestholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

          (b)   Except as provided in Section 7.1(a), none of the Transferor or
                                      --------------
the Residual Interestholder shall be entitled to revoke or terminate the Trust.


                                 ARTICLE VIII
                                  AMENDMENTS

          SECTION 8.1  Amendments Without Consent of Noteholders and Residual
                       ------------------------------------------------------
Interestholder.  This Agreement may be amended by the Transferor and the Owner
--------------
Trustee without the consent of any of the Noteholders or the Residual Interestholder or Enhancement Providers (but with prior notice to the Rating Agencies and the Indenture Trustee) to (i) cure any ambiguity,

(ii) correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement, (iii) add or supplement any liquidity, credit or other enhancement arrangement for the benefit of any Noteholders, the Residual Interestholder or any Enhancement Providers (provided that if any such addition shall affect any series of Notes differently than any other series of Notes, then such addition shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any series of Notes), (iv) add to the covenants, restrictions or obligations of the Transferor, the Servicer, the Trust, or the Owner Trustee for the benefit of the Noteholders, Residual Interestholder or Enhancement Providers and (v) add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of the Noteholders, the Residual Interestholder or Enhancement Providers.

          SECTION 8.2  Amendments With Consent of Noteholders.  This
                       --------------------------------------
Agreement may be amended from time to time by the Transferor and the Owner Trustee with the consent of Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Notes as of the close of business on the preceding Payment Date and the consent of the Residual Interestholder (which consent, whether given pursuant to this Section 8.2 or pursuant to any other
                                        -----------
provision of this Agreement, shall be conclusive and binding on such Person and on all future Holders of such Notes or Residual Interest and of any Notes or Residual Interest issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Notes or Residual Interest) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Residual Interestholder; provided, however, that no such amendment shall (a) increase or
                --------  -------
reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Residual Interestholder (it being understood that the issuance of any Notes after the Initial Closing Date as contemplated by this Agreement, the Trust Sale and Servicing Agreement and the Indenture and the specification of the terms and provisions thereof pursuant to a Series Supplement shall not be deemed to have such effect for purposes hereof), (b) adversely affect the rating of any Series or Class of Notes without the consent of the Holders of two-thirds of the Outstanding Amount of such Series or Class of Notes or (c) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all of the Notes and all of the Voting Interests with respect to the Residual Interest then outstanding. Prior to the execution of any such amendment, supplement or consent, the Owner Trustee shall furnish written notification of the substance of such amendment, supplement or consent to the Rating Agencies and the Indenture Trustee.

          SECTION 8.3  Form of Amendments.
                       ------------------

          (a) Promptly after the execution of any amendment, supplement or consent pursuant to Section 8.1 or 8.2, the Owner Trustee shall furnish written
                    -----------    ---
notification of the substance of such amendment or consent to the Residual Interestholder and the Indenture Trustee.

          (b) It shall not be necessary for the consent of Noteholders, the Residual Interestholder or the Indenture Trustee pursuant to Section 8.2 to
                                                             -----------
approve the particular form of any
proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders and the Residual Interestholder provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Noteholders and the Residual Interestholder shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

          (c) Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.


                                  ARTICLE IX
                                 MISCELLANEOUS

          SECTION 9.1 No Legal Title to Owner Trust Estate.  The Residual
                      ------------------------------------
Interestholder shall not have legal title to any part of the Owner Trust Estate. The Residual Interestholder shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and VII. No transfer, by operation of law or otherwise, of any
----------     ---
right, title, and interest of the Residual Interestholder to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

          SECTION 9.2 Limitations on Rights of Others.  Except for Sections
                      -------------------------------              --------
2.7, 7.1(c), 7.1(f) and 9.12, the provisions of this Agreement are solely for
-------------------     ----
the benefit of the Owner Trustee, the Transferor, the Residual Interestholder, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          SECTION 9.3 Notices.  All demands, notices and communications upon or
                      -------
to the Transferor, the Servicer, the Administrator, the Indenture Trustee, the Owner Trustee or the Rating Agencies or Residual Interestholder under this Agreement shall be delivered as specified in Appendix B to the Trust Sale and
                                             ----------
Servicing Agreement.

          SECTION 9.4 Severability of Provisions.  If any one or more of the
                      --------------------------
covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the rights of the Residual Interestholder.

          SECTION 9.5 Counterparts.  This Agreement may be executed in two or
                      ------------
more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          SECTION 9.6 Successors and Assigns.  All covenants and agreements
                      ----------------------
contained herein shall be binding upon, and inure to the benefit of, the Transferor, the Owner Trustee and Residual Interestholder and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Residual Interestholder shall bind the successors and assigns of such Residual Interestholder.

          SECTION 9.7 No Petition Covenant. The Owner Trustee, by entering
                      --------------------
into this Agreement, and each Noteholder, Note Owner and the Residual Interestholder, by accepting the benefits of this Agreement, hereby covenant and agree that they shall not at any time, acquiesce, petition or otherwise invoke or cause (or join with any other Person in acquiescing, petitioning or otherwise invoking or causing) the Transferor or the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Transferor or the Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or the Trust or any substantial part of the property of the Transferor or the Trust, or ordering the winding up or liquidation of the affairs of the Transferor or the Trust.

          SECTION 9.8   No Recourse.  The Residual Interestholder acknowledges
                        -----------
that the Residual Interest represents an undivided ownership interest in the Trust only and does not represent interests in or obligations of the Transferor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement or the Basic Documents.

          SECTION 9.9   Headings.  The headings herein are for purposes of
                        --------
reference only and shall not affect the meaning or interpretation of any provision hereof.

          SECTION 9.10  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                        -------------
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 9.11  Indemnification by and Reimbursement of the Servicer.
                        ----------------------------------------------------
The Owner Trustee acknowledges and agrees to reimburse the Servicer and its directors, officers, employees and agents in accordance with Section 3.2 of the
                                                             -----------
Trust Sale and Servicing Agreement. The Owner Trustee further acknowledges and accepts the conditions and limitations with respect to the Servicer's obligation to indemnify, defend and hold the Owner Trustee harmless as set forth in Section
                                                                         -------
6.4 of the Trust Sale and Servicing Agreement.
---

          SECTION 9.12  Third-Party Beneficiaries.  This Agreement will inure
                        -------------------------
to the benefit of and be binding upon the parties hereto, the Noteholders, the Residual Interestholder, the Enhancement Providers, the Indenture Trustee and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.



                                 *  *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                              THE BANK OF NEW YORK
                              as Owner Trustee


                              By: _________________________________
                                    Name:
                                    Title:



                              VOLKSWAGEN DEALER FINANCE, LLC, as Transferor


                              By: _________________________________
                                    Name:
                                    Title:


Acknowledged and Accepted:

VW CREDIT, INC.,
as Servicer


By:  __________________________
      Name:
      Title: